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                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated August 9, 2000, included in this Form 10-K for the year ended June 30, 2000, into the Company's previously filed Registration Statements on Form S-3 (Nos. 333-56929 and 33-99210 and 333-3262) and Form S-8 (Nos. 33-88714 and 333-24263).




ARTHUR ANDERSEN LLP


St. Louis, Missouri
September 21, 2000



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